Exhibit 10.105
WARRANT AGREEMENT
THIS WARRANT AGREEMENT (the “Agreement”), is made as of the 10th day of March, 2011 BY AND BETWEEN
(1)	Alon USA Energy, Inc. (“Alon USA”), a Delaware corporation listed on the NYSE under the symbol “ALJ”, having its registered office at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251;
(2)	Alon Brands, Inc. (“Alon Brands”), a Delaware corporation, having its registered office at 7616 LBJ Freeway, 3rd Floor, Dallas, Texas 75251;
(3)	FIMI Opportunity IV, L.P., a Delaware limited partnership (the “Investor”, and together with FIMI Israel Opportunity IV, Limited Partnership, a limited partnership formed under the laws of the State of Israel, the “Funds”).
In connection with the Loan Agreement (the “Loan Agreement”) between Alon Brands and the Investor dated February 21, 2011, pursuant to which the Investor has made a loan to Alon Brands, Alon USA agrees to grant the Investor Warrants (the “Warrants”) to purchase up to 636,709 shares of Common Stock of Alon USA, par value $0.01 per share (“Common Stock”), for an aggregate purchase price of up to US$6,176,078, all subject to the terms and conditions hereof.
In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, Alon USA, Alon Brands and the Investor, for value received, hereby agree as follows:
1. Issue of Warrant.
1.1 General. Alon USA hereby grants to the Investor Warrants to purchase up to 636,709 shares of Common Stock (such number of shares of Common Stock as adjusted as set forth below, the “Warrant Shares”), for an aggregate purchase price of up to US$6,176,078 (such amount as adjusted as set forth below, the “Warrant Amount”), which aggregate purchase price shall be reduced (but not below zero), at the time of each exchange of Warrants for warrants to purchase shares of Brands Common Stock (as defined below) as contemplated by Section 8 below, by an amount equal to the aggregate Exchange Amount (as defined below) as to the Warrants so exchanged at any such time.
If the Investor elects not to postpone a scheduled payment of a portion of the principal amount of the Loan (as defined in the Loan Agreement) pursuant to Section 5(a) of the Loan Agreement, then upon payment of such portion of the principal amount of the Loan to the Investor in full, the Warrant Amount (as adjusted to date as contemplated by this Agreement) shall be reduced (but not below zero) by an amount equal to such Warrant Amount (as adjusted to date as contemplated by this Agreement) multiplied by a fraction, the numerator of which shall be the principal amount of the Loan being repaid at such scheduled repayment date and the denominator of which shall be the outstanding principal amount of the Loan immediately prior to the repayment of such principal amount of the Loan, and the number of the Warrant Shares shall be proportionately reduced to reflect any reduction of the Warrant Amount.
For the avoidance of doubt, (i) any Voluntary Prepayment (as defined in the Loan Agreement) of the Loan, (ii) any repayment of the Loan due to acceleration of the Loan upon an Event of Default (as defined in the Loan Agreement), or (iii) any repayment of the Loan upon an Exit Event (as defined in the Loan Agreement), shall not affect the Warrants or the Alon Brands Warrants, in any manner reduce the number of shares of common stock underlying the Warrants and the Alon Brands Warrants and shall not shorten the Exercise Period (as defined below) for any Warrants or the exercise period for any Alon Brand Warrants.
1.2 Registration. The Warrants shall be registered on the books of Alon USA when issued in the name of the Investor to which such Warrants are issued.
1.3 Limited Rights of Warrant-Holder. Except as expressly set forth below or in any other agreement between Alon USA and the Investor, nothing contained in this Agreement or in the Warrants shall, prior to an exercise thereof, be construed as conferring upon the Investor and the Permitted Transferees (as defined in the Loan Agreement) to which any of the Warrants is transferred or assigned (collectively, the “Warrant-Holders”) any rights as a shareholder of Alon USA, including (without limitation) the right to vote the Warrant Shares, receive dividends or other distributions on or in respect of the Warrant Shares, or consent to, or receive notices as a shareholder in respect of any meeting of shareholders for, the election of directors of Alon USA or any other matter.
2. Exercise; Exercise Price.
2.1 The exercise price per each Warrant Share shall be equal to 18.0% over the average reported closing price of a share of Alon USA’s Common Stock on the New York Stock Exchange, during the forty-five (45) calendar days immediately preceding February 21, 2011 (the date of execution of the Loan Agreement), as adjusted from time to time pursuant to the terms set forth herein (the “Exercise Price”).
2.2 Exercise on a Net-Issuance Basis.
In lieu of payment to Alon USA of the Exercise Price per Warrant Share in cash, as set forth in Subsection 2.1 above, a Warrant-Holder may exercise the Warrants held by it to acquire the number of shares of Common Stock calculated pursuant to the following formula, by delivering the Warrant Certificate (as defined below) to Alon USA, accompanied by a written notice of exercise, specifying the number of shares for which the Warrant-Holder desires to exercise the Warrant:

X =	Y(A - B)

A
Where:
X = the number of Warrant Shares to be issued to the Warrant-Holder;
Y = the number of Warrant Shares with respect to which the Warrant-Holder desires to exercise the Warrant;
A = the Fair Market Value (as defined below) of one Warrant Share; and
B = the Exercise Price of a Warrant Share, as adjusted.
“Fair Market Value” of a Warrant Share shall mean:
(i) the average closing price of a share of Alon USA’s Common Stock, as reported on the principal stock exchange on which Alon USA’s shares are traded at the time of the exercise of the Warrants for the ten (10) consecutive trading days immediately preceding the delivery of the Warrant Certificate by the Warrant-Holder to Alon USA; or
(ii) If the Fair Market Value for the Warrant Shares cannot be determined in the manner set forth in (i) above, then such Fair Market Value shall be as determined in good faith by Alon USA and the Warrant-Holders exercising the Warrants as to which the determination of Fair Market Value is being made or, if Alon USA and such Warrant-Holders fail to reach an agreement, by any third party mutually agreed to by Alon USA and such Warrant-Holders.
2.3 Conditional Exercise. In the event that a Warrant-Holder notifies Alon USA of its intention to exercise the Warrant (or any portion thereof) upon the occurrence or consummation of an Exit Event (as defined below), then such Warrant-Holder shall be deemed to have conditioned such exercise upon the consummation of such Exit Event and, in such case, the Warrant-Holder will only be required to pay the applicable Exercise Price (or exercise on a net-issuance basis as described in Section 2.2, as applicable) if, and at such time as, the Exit Event actually occurs or is actually consummated.
     For purposes of the Warrants, “Exit Event” means (i) an M&A Transaction (as defined below), or (ii) any transaction or a series of related transactions the result of which is that the holders of all of the outstanding shares of Alon USA’s common stock immediately prior to the consummation of such transaction or series of related transactions own less than 51% of all of the outstanding shares of Alon USA’s common stock immediately following the consummation of such transaction or series of transactions, and “M&A Transaction” means (i) the consolidation of Alon USA with, or a merger with or into, any third party, following which the holders of all of the outstanding shares of Alon USA’s common stock immediately prior to such transaction will own less than 51% of the surviving entity immediately following such transaction, or

(ii) an acquisition by, or other transfer to, one or more unaffiliated third parties of all or substantially all of Alon USA’s assets.
3. Exercise Period. The Warrant-Holders may exercise part or all of the Warrants at any time, and from time to time, in accordance with the provisions of this Agreement, during the period commencing on the Closing Date (as defined in the Loan Agreement) and terminating on the fifth anniversary thereof (the “Exercise Period”).
4. Warrant Shares.
4.1 Reservation of Warrant Shares. Alon USA represents that it has reserved and shall at all times keep reserved, for so long as any Warrant remains outstanding, out of its authorized share capital, such number of shares of Common Stock as may be subject to purchase under the outstanding Warrants.
4.2 Exercise of Warrants; Issue of Warrant Shares.
(a) The Warrant-Holder shall exercise the Warrant (or any portion thereof) by delivering to Alon USA a duly executed Purchase Form, a form of which is attached to this Agreement.
(b) Within two (2) business days following surrender of the Warrant Certificate and (unless the Warrant-Holder elects to exercise the Warrants on a net-issuance basis) payment of the Exercise Price as set forth herein, Alon USA shall issue and cause to be delivered to the Warrant-Holder or, upon the written order of a Warrant-Holder and delivery of a notice, in the form attached hereto, of an assignment of the Warrants, to any Permitted Transferee (as defined in the Loan Agreement) as such Warrant-Holder may designate, a certificate or certificates (the “Warrant Share Certificate”) representing the number of Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 5.5 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender.
(c) Such Warrant Share Certificate or Certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the date of surrender of the Warrant Certificate representing the Warrants being exercised and payment of the Exercise Price, to the extent applicable, notwithstanding that the Warrant Share Certificate or Certificates representing such securities shall not actually have been delivered or that the stock transfer books of Alon USA shall then be closed.
(d) Each Warrant shall be exercisable, at the election of the Warrant-Holder, either in full or from time to time in part and, in the event of a partial exercise of the Warrant at any time prior to the expiry of the Exercise Period, a new certificate evidencing the right to purchase the remaining number of shares of Common Stock applicable to the Warrant will be issued to the Warrant-Holder by Alon USA.

5. Adjustment.
5.1. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and/or the number and type of securities purchasable upon the exercise of the Warrants, as applicable, shall be subject to adjustment from time to time as provided in Section 1.1 above and upon the happening of certain events, as follows:
          (i) Adjustment Upon a Consolidation or Merger. In the event that Alon USA shall complete an M&A Transaction, then, in each such case, the Warrant-Holders shall, upon any exercise of the Warrants, at any time after the consummation of such M&A Transaction, be entitled to receive upon the exercise of the Warrants, in lieu of the Warrant Shares or other securities and property receivable upon the exercise of the Warrants prior to such consummation, the shares or other securities or property to which the Warrant-Holders would have been entitled upon the consummation of such M&A Transaction if the Warrant-Holders had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section, and the resulting, surviving, purchasing or successor corporation or other entity in such M&A Transaction (if not Alon USA) shall duly execute and deliver to the Warrant-Holders supplements hereto acknowledging such corporation’s or entity’s obligations under the Warrants; and in each such case, the terms of the Warrants (including exercisability, transfer and adjustment provisions of the Warrants) shall be applicable to the shares or other securities or property receivable upon the exercise of the Warrants after the consummation of such M&A Transaction, with such adjustments in price and the number or amount of securities to be acquired as shall be consistent with the terms of such M&A Transaction.
          (ii) Adjustment Upon Issuance of Common Stock Equivalents. If Alon USA at any time shall pay a dividend payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”), then the Exercise Price and the number of securities purchasable upon the exercise of the Warrant shall be adjusted, as of the date Alon USA shall fix as the record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment), to that price determined by multiplying the Exercise Price by a fraction, (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the payment of such dividend, including those issuable with respect to such Common Stock Equivalents.
          (iii) Adjustment Upon Payment of Special Cash Dividends. If, in any fiscal quarter of Alon USA prior to the exercise of the Warrants in full, Alon USA shall distribute a dividend, whether payable out of earnings or surplus legally available for dividends, or as a dividend in liquidation or partial liquidation or by way of return of capital, then the Exercise Price shall be reduced by an amount equal to the Dollar amount of such per share dividend distribution; provided, however that following the third anniversary of the Closing, an adjustment shall only be made for dividends in an amount exceeding a regularly scheduled dividend of 4 cents ($0.04) per share (such per share amount to be adjusted for stock splits, stock combinations and like events).
          (iv) Adjustment Upon Reorganization. If Alon USA shall subdivide or combine its shares of Common Stock, the Exercise Price shall be proportionately reduced in case of subdivision of shares (and the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be proportionately increased), as at the effective date of such subdivision, or shall be proportionately increased in the case of combination of shares (and the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be proportionately reduced), as at the effective date of such combination.
5.2 No Impairment. Alon USA will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, amendment of its certificate of incorporation, by-laws or any other organizational document, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Alon USA, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant-Holders against impairment.
5.3 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to the provisions contained herein, Alon USA, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Warrant-Holders a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
5.4 Notice of Record Date. In the event of any taking by Alon USA of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, Alon USA shall mail to the Warrant-Holders a notice, which shall be sent simultaneously with the notice sent to other shareholders of Alon USA, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
5.5 No Fractional Shares. No fractional shares shall be issued upon exercise of all or any portion of the Warrant, and the number of Warrant Shares to be issued shall be rounded to the nearest whole share (with cash being paid by Alon USA for any unissued fractional shares at a rate equal to the difference between the Fair Market Value of a share of Common Stock net of the purchase price for a share of Common Stock paid in connection with such exercise of the Warrant).

6. Representations and Warranties. Alon USA represents and warrants to the Warrant-Holders as follows:
          (i) The Warrants have been duly authorized and executed by Alon USA and are valid and binding obligations of Alon USA enforceable against Alon USA in accordance with their terms.
          (ii) The Warrant Shares are duly authorized and reserved for issuance by Alon USA and, when issued in accordance with the terms hereof against receipt of payment in full of the purchase price for such Warrant Shares (to the extent not exercised on a net-issuance basis), will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.
          (iii) The execution and delivery of the Warrants are not, and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms hereof will not be, inconsistent with Alon USA’s certificate of incorporation or by-laws, and, so long as each Investor’s representations and warranties in the Loan Agreement are accurate and each Investor and Permitted Transferee to which any of the Warrants are transferred performs the obligations set forth in Section 2A(g) of the Loan Agreement and each agreement and undertaking of a Permitted Transferee entered into or given thereunder with respect to the issuance, offer, sale and transfer of the Warrants and the Warrant Shares, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Alon USA.
          (iv) During the three year period immediately prior to the date hereof, Alon USA has filed all forms, reports, statements and other documents required to be filed by it during such period with the Securities and Exchange Commission (“SEC”, and “SEC Reports”, respectively). As of their respective filing or publication dates, the SEC Reports complied in all material respects with the requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and the United States Securities Act of 1933, as amended (the “Securities Act"), applicable to Alon USA. The SEC Reports did not at the time they were filed or published, respectively, contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (v) The audited consolidated financial statements of Alon USA included in the SEC Reports complied with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. The financial statements, including all related notes and schedules, contained in the SEC Reports (or incorporated by reference therein) fairly presented the consolidated financial position of Alon USA and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Alon USA and its consolidated subsidiaries for the periods covered by such financial statements, in accordance with United States generally accepted accounting principles as in effect on the dates of issuance of such financial statements.

7. Registration Rights. On the date hereof Alon USA shall enter into a registration rights agreement with the Funds, in substantially the form attached hereto as Exhibit 7.
8. Exchange into Warrants of Alon Brands.
Alon Brands will notify the Investor in writing of a contemplated underwritten initial public offering of Alon Brands’ shares of Common Stock (“Brands’ IPO”), which notice shall set forth the date on which Alon Brands intends to commence printing the initial preliminary prospectus relating to the Brands IPO (the “Intended Print Date"). Alon Brands shall give the Investor such notice as much in advance of the Intended Print Date as is reasonably practicable but in no event later than ten Business Days before the Intended Print Date. At any time and from time to time following the Closing and not later than the fifth Business Day preceding the Intended Print Date, the Investor may notify Alon USA and Alon Brands in writing (the “Exchange Notice”) of their election to exchange any or all of the Warrants into warrants to purchase shares of common stock of Alon Brands, par value $0.01 per share (“Brands Common Stock”). In such Exchange Notice, the Investor will specify the portion of the Warrant Amount with respect to which the exchange is to be effected (the “Exchange Amount”). By way of example, if the Investor chooses to exchange 50% of the Warrant Amount into a warrant to purchase Brands Common Stock, the number of Warrant Shares underlying this Warrant shall be reduced to 318,354 and the “Warrant Amount” in the warrant to purchase Brands Common Stock shall be $3,088,039. In the event that the Investor does not notify Alon USA and Alon Brands of its election to exchange any of the Warrants into warrants to purchase Brands Common Stock, then all Warrants will continue to be exercisable into shares of common stock of Alon USA.
In the event that an Investor notifies Alon USA and Alon Brands in an Exchange Notice of its intention to exchange its Warrant (or any portion thereof) upon Brands’ IPO, such Investor shall be deemed to have conditioned such exchange upon the consummation of such Brands’ IPO and if such Brands’ IPO shall have not been consummated within 60 days following the date of such Exchange Notice, then upon the lapse of such 60-day period the Exchange Notice shall be deemed to have automatically terminated and shall have no further force and effect and Alon Brands will be obligated to notify the Investor of any Brands’ IPO contemplated following such date, in which case the parties shall follow the same procedures as set forth above with respect to such Brands’ IPO.
Within 3 Business Days following the delivery of the Exchange Notice:
(a) Alon Brands and each Investor exchanging Warrants for warrants to purchase Brands Common Stock shall enter into, execute and deliver a duly executed warrant agreement substantially in the form attached hereto as Exhibit 8(a) (each a “Brands Warrant Agreement”) upon the surrender of the Warrant Certificate representing each of the Warrants being exchanged for warrants to acquire Brands Common Stock; provided that the aggregate warrant amount and the number of shares of Brands Common Stock purchasable under such warrant (which are currently in blank in the from attached as

Exhibit 8(a)) shall be completed in accordance with the Exchange Notice and the terms of the Brands Warrant Agreement and the Loan Agreement so entered into by Alon Brands and each such exchanging Investor;
(b) Alon Brands will provide the Funds with a registration rights agreement duly executed by Alon Brands in a form substantially similar to the Registration Rights Agreement (as defined in the Loan Agreement), mutatis mutandis; and
(c) if applicable, Alon USA will provide each Investor exchanging Warrants for warrants to purchase Brands Common Stock pursuant to such Exchange Notice with a new Warrant Certificate, which shall be substantially in the form attached hereto as Exhibit 1 and shall evidence Warrants to purchase an aggregate number of shares of Common Stock that may be purchased with the Warrant Amount allocable to the Warrant Certificate surrendered as contemplated by clause (a) immediately above, net of the Exchange Amount set forth in the related Exchange Notice and relating to the exchange of the Warrants represented by such Warrant Certificate, divided by the Exercise Price then in effect.
9. Miscellaneous.
9.1 Notices. Any notice pursuant to this Agreement by Alon USA, Alon Brands or by the Warrant-Holders or a holder of Warrant Shares shall be in writing and shall be deemed to have been duly given (i) if given by facsimile transmission on the business day on which such transmission is sent and confirmed, (ii) if given by air courier, two business days following the date it was sent, or (iii) if mailed by registered mail, return receipt requested, five business days following the date it was mailed, to the addresses set forth above.
Each party may from time to time change the address or fax number to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.
9.2 Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of Alon USA, Alon Brands, the Warrant-Holders, or the holders of Warrant Shares shall bind and inure to the benefit of their respective successors and assigns. No assignment of the Warrants or any rights or interest in or under this Agreement shall be made except to a Permitted Transferee who shall have agreed to be bound by and to comply with the terms of this Agreement and by the terms of Section 2A(g) of the Loan Agreement.
9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of the district court of Tel Aviv Jaffa, Israel in any action connected with this Agreement.

9.4 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than Alon USA, Alon Brands, the Warrant-Holders and the holders of Warrant Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of Alon USA, Alon Brands, the Warrant-Holders and the holders of Warrant Shares.
9.5 Form of Warrant. The text of the Warrant Certificate evidencing the Warrant (the “Warrant Certificate”) and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit 1 attached hereto. The Exercise Price and, accordingly, number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment upon the occurrence of certain events, all as herein provided.
9.6 Warrant Certificate.
9.6.1 Exchange of Certificate. Any Warrant Certificate may be exchanged for Warrant Certificates entitling a Warrant-Holder, in the aggregate, to purchase on like terms an equal number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitled such Warrant-Holder to purchase. Any Warrant-Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to Alon USA, and shall surrender the certificate evidencing the Warrant to be so exchanged. Thereupon, Alon USA shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested. If the Warrant Amount and/or the Warrant Shares are adjusted as contemplated by this Agreement, at the request of Alon USA, each Warrant-Holder then holding a Warrant Certificate shall surrender the Warrant Certificate or Warrant Certificates held by it to Alon USA in exchange for a new Warrant Certificate reflecting the adjusted Warrant Amount and/or Warrant Shares.
9.6.2 Mutilated or Missing Warrant. In case any Warrant Certificate or Certificates shall be mutilated, lost, stolen or destroyed, Alon USA shall, at the request of the affected Warrant-Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or Certificate representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to Alon USA of such loss, theft or destruction of such Warrant Certificate and an agreement to indemnify Alon USA against any loss, damage or liability it may suffer or have as a result of its issuance of the replacement Warrant Certificate or Warrant Certificates, which agreement shall be executed by the affected Warrant-Holder and be in a form reasonably satisfactory to Alon USA.
10. Compliance with Securities Laws.
          (i) Each Investor, and, by accepting a Warrant and permitting any request to be made for Alon USA to register such Warrant in its name, each Warrant-Holder, makes to and for the benefit of Alon USA each of the representations and warranties set forth in Section 2A(d), (e) and (g) of the Loan Agreement to the same extent as if such representations and warranties were fully set forth herein. Each Investor and each such Warrant-Holder further represents, by acceptance hereof, that, as of the date hereof or, in the case of a Warrant-Holder who is a transferee of a Warrant, on the date of its acceptance hereof, such Warrant-Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).
          (ii) Until sold in reliance on a effective registration statement under the Securities Act, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND EACH APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.
11. No Sales in Contravention of the Securities Act. Neither an Investor nor any Warrant-Holder will offer for sale, solicit offers to purchase, sell, transfer, convey or assign or distribute any of the Warrants or Warrant Shares in any manner that would violate or cause Alon USA or Alon Brands to violate or to have violated the registration requirements of the Securities Act, will make any transfer, conveyance or assignment of the Warrants or Warrant Shares on terms that will cause the transferee or assignee of the Warrants or Warrant Shares to adhere to the terms of this Section 11 and will not make any transfer, conveyance or assignment of any of the Warrants without the prior approval of Alon USA, unless such transfer is made to a Permitted Transferee of an Investor in a transaction not involving a sale (as defined in the Securities Act).
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Gillon Beck
FIMI Opportunity IV, L.P.

By:	FIMI IV 2007 Ltd.

	Name:	Gillon Beck
	Title:	Director
Alon USA Energy, Inc.

By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Senior Vice President of Mergers and Acquisitions
Alon Brands, Inc.

By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Vice President

EXHIBIT 1
NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.
THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED IN THE RELATED WARRANT AGREEMENT.
Warrant Certificate No. ________
WARRANT TO PURCHASE SHARES OF COMMON STOCK
VOID AFTER 5:00 p.m. EASTERN STANDARD TIME, ON THE LAST DAY OF THE EXERCISE PERIOD (AS DEFINED IN
THE WARRANT AGREEMENT).
ALON USA ENERGY, INC. (“ALON USA”)
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
This certifies that, for value received, _____________ or its or its permitted assigns (the “Warrant-Holder”), is entitled to purchase from Alon USA at any time during the Exercise Period (as defined in the Warrant Agreement, dated _______ __, 2011, between Alon USA, Alon Brands, Inc. and FIMI Opportunity IV, L.P. (the “Warrant Agreement”)) commencing at 9.00 a.m., Eastern Standard Time, on the first day of the Exercise Period and ending at 5.00 p.m., Eastern Standard Time, on the last day of the Exercise Period, up to ________ shares of Common Stock of Alon USA (the “Warrant Shares”) at a purchase price per share of US$______ (the “Exercise Price”). The number and type of Warrant Shares evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement. The terms of this Warrant are subject to the terms and provisions contained in the Warrant Agreement. The Warrant evidenced hereby may be exercised in whole or in part in accordance with the provisions of the Warrant Agreement.

Upon any partial exercise of the Warrant evidenced hereby, there shall be signed and issued, to the Warrant-Holder effecting such partial exercise, a new Warrant Certificate in respect of the balance of the Warrant Shares as to which the Warrant evidenced hereby shall not have been exercised. This Warrant may be exchanged at by delivery to the office of Alon USA of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as hereby evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but Alon USA shall pay the cash value of any fraction upon the exercise of any part of this Warrant. This Warrant and any interest herein may be transferred, assigned or conveyed only as provided in the Warrant Agreement.
Alon USA Energy, Inc.

By:
Name:
Title:

ALON USA ENERGY, INC.
PURCHASE FORM
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate with respect to ____ shares of Common Stock of Alon USA Energy Inc. (“Common Stock”), at an Exercise Price calculated in accordance with the provisions of the Warrant Agreement, dated ________ __, 20__, between Alon USA, Alon Brands, Inc. and FIMI Opportunity IV, L.P. and requests that certificates for the shares of Common Stock be issued in the name of:
(name and address must be printed or typewritten)
____________________________
Name and I.D. number
____________________________
Address
____________________________
Address
and, if the shares of Common Stock shall be less than the total number of shares of Common Stock that the Warrant-Holder is entitled to purchase pursuant to this Warrant, a new Warrant Certificate shall be registered for the balance of the shares of Common Stock in the name of the undersigned Warrant-Holder or its/his assignee as below indicated and delivered to the address stated below.
Dated: __________________
Name of Warrant-Holder or Assignee: __________________________
(Please Print)
Address: _____________________________
                 _____________________________
Signature: ____________________________
Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.
Signature Witnessed: ______________________

ASSIGNMENT
(To be signed only upon assignment of Warrants)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(name and address of assignee must be printed or typewritten)
__________________________________
__________________________________
__________________________________
the within Warrant, hereby irrevocably constituting and appointing ______ as its Attorney-in-Fact to transfer said Warrant on the books of Alon USA Energy, Inc., with full power of substitution in the premises.

Dated:
Signature of Registered Holder
Note: The signature of this assignment must correspond with the name as it appears upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any charge whatever.
Signature Witnessed: ______________________